Exhibit 10.13

AMENDMENT TO TRANSACTION DOCUMENTS AGREEMENT

Agreement made this 16th day of March, 2006 (“Amendment”) among Aegis Assessments, Inc., a Delaware corporation (the “Company”), and the signators hereto who are Subscribers under a certain Subscription Agreement with the Company dated February 16, 2006 (“Subscribers”).

For good and valuable mutual consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       All capitalized terms herein shall have the meanings ascribed to them in the Transaction Documents (as defined in the Subscription Agreement).

2.                                       The Company and the Subscribers hereby agree to amend the Transaction Documents to reflect the additional Purchase Price (“Additional Purchase Price”) as set forth on Schedule A hereto.  Purchase Price shall mean the aggregate of the Purchase Price in connection with the February 16, 2006 Closing Date and the Additional Purchase Price.

3.                                       The Company and Subscribers hereby agree to waive any disproportionality between the Purchase Price of the February 16, 2006 Closing Date and the Additional Purchase Price of the Second Closing.

4.                                       An additional Closing (the “Second Closing”) shall take place on or before March 31, 2006 (the “Second Closing Date”) in connection with the Additional Purchase Price and the Notes and Warrants issuable in connection therewith, upon satisfaction of all conditions to Closing set forth in the Transaction Documents and in this Amendment.  The amount of the Additional Purchase Price and all documents to be delivered hereunder will be deposited and held with the Escrow Agent and released pursuant to the Escrow Agreement.  The Notes and Warrants to be delivered on the Second Closing Date are included in the definition of “Securities” in the Subscription Agreement.

5.                                       All the representations, warranties and undertakings made by the Company in the Transaction Documents as of the Closing Date are hereby made by the Company as of the Second Closing Date, as if such representations, warranties and undertakings were also made and given on the Second Closing Date.

6.                                       All the representations, warranties and undertakings made by the Subscribers contained in the Transaction Documents as of the Closing Date are hereby made by the Subscribers as of the Second Closing Date, as if such representations, warranties and undertakings were also made and given on the Second Closing Date.

7.                                       All of the covenants and conditions set forth in the Subscription Agreement are hereby adopted and renewed by the Company as of and for the Second Closing Date.

8.                                       All of the covenants and conditions set forth in the Subscription Agreement are hereby adopted and renewed by the Subscribers as of and for the Second Closing Date.

9.                                       On or before the Second Closing Date, the Company will deliver to the Subscribers, Notes, and Warrants issued as of the Second Closing Date in the amounts set forth on Schedule A hereto in connection with the Additional Purchase Price which the Subscribers will deposit with the Escrow Agent on or before the Second Closing Date.

10.                                 The Filing Date and Effective Date for all Registrable Securities, including all Registrable Securities relating to the Additional Purchase Price, Notes and Warrants to be issued on the Second Closing Date shall be as described in Section 11.1(iv) of the Subscription Agreement.

11.                                 The Maturity Date of the Notes to be issued on the Second Closing Date will be the same as the Maturity Date of the Notes issued on the Closing Date.

12.                                 The Warrants to be issued on the Second Closing Date will be identical to the Warrants issued on the Closing Date.

13.                                 On or before the Second Closing Date, the Company will deliver to the Subscribers the legal opinion described in Section 6 of the Subscription Agreement in relation to the Second Closing, Additional Purchase Price, Notes, and Warrants to be delivered on the Second Closing Date, which opinion will be substantively identical to the legal opinion delivered in connection with the Closing.

14.                                 In connection with the Additional Purchase Price, the Placement Agent will receive cash Placement Agent’s Fees and Placement Agent’s Warrants in the same proportion as received in connection with the February 16, 2006 Closing.

15.                                 The attorney for the Subscribers will receive additional Legal Fees from the Company of $3,000 which will be payable on the Second Closing Date out of the Escrowed Payment (as defined in the Escrow Agreement).

16.                                 The signators hereto acknowledge and agree that the Security Agreement and Collateral Agent Agreement executed by the Company, Subsidiaries, Subscribers and Collateral Agent relate to the Additional Purchase Price as if such Additional Purchase Price had been paid and released to the Company on the February 16, 2006 Closing Date.  The Collateral Agent is authorized to make additional security interest filings at the discretion of the Collateral Agent.

17.                                 The parties hereto agree to expeditiously proceed with the Second Closing.

18.                                 The Company undertakes to use the proceeds of the Additional Purchase Price solely for the fulfillments of orders.

19.                                 All other terms of the Transaction Documents shall remain in full force and effect and govern this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

“COMPANY”		“THE COLLATERAL AGENT”
AEGIS ASSESSMENTS INC.		BARBARA R. MITTMAN
a Delaware corporation

By:	/s/ Richard Reincke	/s/ Barbara Mittman
Its:	President

“SUBSCRIBERS”:

/s/ Konrad Ackerman		/s/ Harborview Master Fund LP
ALPHA CAPITAL AKTIENGESELLSCHAFT		HARBORVIEW MASTER FUND LP

/s/ DKR Soundshore Oasis Holding Fund Ltd.
DKR SOUNDSHORE OASIS HOLDING FUND LTD.

/s/ Barbara Mittman
GRUSHKO & MITTMAN, P.C
ESCROW AGENT

SCHEDULE A TO AMENDMENT

SUBSCRIBER	ADDITIONAL PURCHASE PRICE	PURCHASE PRICE OF FEBRUARY 16, 2006
ALPHA CAPITAL AKTIENGESELLSCHAFT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$100,000.00	$250,000.00
HARBORVIEW MASTER FUND LP 850- Third Avenue Suite 1801 New York, NY 10022 Fax: (646) 218-1401	$100,000.00	$125,000.00
DKR SOUNDSHORE OASIS HOLDING FUND LTD. C/o DKR Capital Partners, L.P. 1281 East Main Street Stamford, CT 06902 Fax: (203) 674-4737	$100,000.00	$125,000.00
TOTAL	$300,000.00	$500,000.00